Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Change Pursuant to NRS 78.209 Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations 1. Name of corporation: 2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders. 3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: 7. Effective date and time of filing: (optional) 8. Signature: (required) (must not be later than 90 days after the certificate is filed) X Signature of Officer Title IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Stock Split Revised: 1-5-15 Date: Time: *090303* Staffing 360 Solutions, Inc. 200,000,000 shares of common stock, $0.00001 par value; 20,000,000 shares of preferred stock, $0.00001 par value. 20,000,000 shares of common stock, $0.00001 par value; 20,000,000 shares of preferred stock, $0.00001 par value. 1-for-10 reverse split such that one (1) share of common stock shall be issued and outstanding after the change for every ten (10) shares issued and outstanding immediately prior to the change. Fractional shares shall be rounded up to the nearest whole share. 9/17/15 Executive Chairman